                                                                    EXHIBIT 2.11


                               GUARANTY AGREEMENT


         THIS GUARANTY AGREEMENT dated as of July 16, 1999 (this "Guaranty"), is made by Alterra Healthcare Corporation, a Delaware corporation (the "Guarantor"), for the benefit of The First National Bank of Chicago, a national banking association, as trustee ("Trustee") for the benefit of the Beneficiaries under the Trust Agreement (as hereinafter defined).

         For the purposes hereof, all capitalized terms used herein which are not defined herein shall, except where otherwise indicated, have the respective meanings assigned thereto in the Master Glossary of Definitions (the "Master Glossary") attached as Annex A to the Master Lease referred to below.


                               W I T N E S S E T H

         A. AHC Tenant, Inc., a Delaware corporation ("Lessee") is a wholly-owned subsidiary of Guarantor.

         B. Reference is made to the Transaction Documents including, without limitation, the Master Lease of even date herewith (the "Master Lease") between Lessee and Pita General Corporation, an Illinois corporation ("Owner"). The Master Lease as supplemented by the Lease Supplements is hereinafter referred to as the "Lease".

         C. Lessee is the tenant under the Lease covering the Leased Properties.

         NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, and as a condition precedent to each Beneficiary's execution and delivery of the Transaction Documents to which such Beneficiary is a party, and as inducement to each Beneficiary to enter into the transactions contemplated thereby and in consideration of the mutual covenants contained therein, Guarantor hereby agrees as follows:

         Section 1. Guaranty of Obligations. (a) Guarantor does hereby absolutely, irrevocably and unconditionally guarantee, as primary obligor and not merely as a surety, without offset or deduction of any kind whatsoever, to Trustee for the benefit of each Beneficiary under the Transaction Documents to which such Beneficiary is a party:

                   (i) the full and prompt payment by Lessee of all of its payment obligations under the Lease (including, without limitation, each Lease Supplement) and the other Transaction Documents, when due (whether on the stated date of payment, on demand, by acceleration or otherwise), whether such obligations now exist or arise hereafter, including, without limitation, all Base Rental, Contingent Surety Rental, Additional Rental, Termination Rental, indemnity payments and payments of costs, fees and expenses and all damages (whether such damages are provided for in the Lease, any other Transaction Documents or are otherwise allowable by law) in respect of the failure or the refusal by Lessee to make any such payment or to perform any obligation of Lessee under the Transaction Documents, strictly in accordance with the terms of the Lease and such other Transaction Documents; and

                  (ii) the punctual performance and observance by Lessee of all other terms, conditions, covenants and agreements contained in the Lease and the other Transaction Documents to be performed or observed by Lessee, including, without limiting the generality of the foregoing, the provisions pertaining to the insurance of the Leased Properties, strictly in accordance with the terms of the Lease; and

Guarantor agrees that if for any reason whatsoever Lessee shall fail to make any such payment or to perform or observe any such term, condition, covenant or agreement under the Lease or any of the other Transaction Documents to be performed by Lessee as and when due, Guarantor shall duly and punctually pay, perform, and observe the same (all of the aforesaid amounts, obligations, terms, conditions, covenants and agreements are hereinafter called the "Guaranteed Obligations"). If Guarantor fails to pay any amount hereunder when due, Guarantor shall pay interest, on demand, on such amount at the applicable Default Rate, to the Person entitled thereto.

         (b) Guarantor agrees that its obligations hereunder are absolute, irrevocable and unconditional and shall not be affected by: (i) the genuineness, validity, legality, regularity or enforceability of the Lease, or any other Transaction Document, and any of Lessee's obligations under the Lease, or any other Transaction Document, or any amendment, termination, waiver or other modification of the Lease, or any other Transaction Document, (except that any such amendment, termination, waiver or modification agreed to in writing by Controlling Party and by any permitted assignee of Controlling Party pursuant to Paragraph 6 hereof in accordance with the Transaction Documents shall be given effect when determining the obligations of Guarantor hereunder), or (ii) any substitution, release or exchange of collateral for or other guaranty of any of the Guaranteed Obligations without the consent of Guarantor, or (iii) any priority or preference to which any other obligations of Lessee may be entitled over Lessee's obligations under the Lease or any other Transaction Document, or
(iv) any other circumstances that might otherwise constitute a legal or equitable defense to or discharge of the obligations of a surety or guarantor, including, without limitation, any defense arising out of the laws of the United States, or any state thereof or any other jurisdiction that would either exempt, modify or delay the due or punctual payment and performance of the obligations of Guarantor hereunder.

         Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not affect the liability of Guarantor hereunder: (i) the extension of the time for or waiver of, at any time or from time to time, without notice to Guarantor, Lessee's performance of or compliance with any of its obligations under the Lease or any other Transaction Document (except that any such extension or waiver agreed to in writing by Controlling Party and by any permitted assignee of Controlling Party pursuant to Paragraph 6 hereof in accordance with the Transaction Documents shall be given effect in determining the obligations of Guarantor hereunder); (ii) any assignment, transfer, sublease or other arrangement

(whether or not permitted under the Lease) by which Lessee transfers or loses control of the use of the Leased Properties; (iii) any defect in the title, condition, operation or fitness for use of, or damage to or loss or destruction of, the Leased Properties, or any of them, whether or not due to the fault of Lessee; (iv) any merger or consolidation of Lessee or Guarantor into or with any other Person; (v) any change in the ownership of Lessee or Guarantor or any other Person or any action taken with respect to the Lease or any other Transaction Document by any trustee or receiver of any of the foregoing, or by any court; (vi) any right or claim of set-off, counterclaim, deduction, abatement, suspension, deferment, diminution, reduction, or other defense of Lessee or Guarantor or any other right or claim that either Lessee or Guarantor has or might have against any Person, whether in connection with the transactions referred to herein or any unrelated transaction; (vii) any invalidity or unenforceability or disaffirmance of the Lease or any other Transaction Document against or by Lessee or any provision hereof or of the Lease or any other Transaction Document or any provision thereof; (viii) any doctrine of force majeure or frustration; (ix) the condemnation or similar taking of all or any portion of the Leased Properties (except that the provisions of the Lease relating to condemnation shall be given effect in determining the obligations of the Guarantor hereunder with respect to condemnation); or (x) any other occurrence whatsoever, foreseen or unforeseen, whether similar or dissimilar to the foregoing, whether or not Guarantor shall have notice or knowledge of any of the foregoing, which might otherwise constitute a legal or equitable discharge or defense of Guarantor.

         The obligations of Guarantor set forth herein constitute the full recourse obligations of Guarantor enforceable against it to the full extent of all its assets and properties, notwithstanding any provision in the Loan Agreement or the other Transaction Documents limiting the liability of the Owner or the Equity Investor or any other Person, or any agreement by the Trustee, Surety or the Lender to look for payment with respect thereto solely to the Leased Properties.

         (c) This Guaranty is an absolute, present and continuing guaranty of payment and performance and not of collectibility and is in no way conditional or contingent upon any attempt to collect from Lessee any unpaid amounts due or otherwise to enforce performance by Lessee. Guarantor specifically agrees that it shall not be necessary or required, and that Guarantor shall not be entitled to require, that Trustee or any Beneficiary (i) file suit or proceed to obtain or assert a claim for personal judgment against Lessee for the Guaranteed Obligations, or (ii) make any effort at collection of the Guaranteed Obligations from Lessee, or (iii) foreclose against or seek to realize upon any security now or hereafter existing for the Guaranteed Obligations, or (iv) file suit or proceed to obtain or assert a claim for personal judgment against any other Person liable for the Guaranteed Obligations, or make any effort at collection of the Guaranteed Obligations from any such other Person, or exercise or assert any other right or remedy to which Trustee or any Beneficiary is or may be entitled in connection with the Guaranteed Obligations or any security or other guaranty therefor, or (v) assert or file any claim against the assets of Lessee or any other guarantor or other Person liable for the Guaranteed Obligations, or any part thereof, before or as a condition of enforcing the liability of Guarantor under this Guaranty or requiring payment or performance, as the case may be, of the Guaranteed Obligations by Guarantor hereunder, or at any time thereafter, it being understood that any election of remedies exercised by Trustee or any Beneficiary under the Lease or any other Transaction Document, including any reletting of the Leased Properties, shall not affect Guarantor's obligations under this Guaranty. Guarantor further agrees that, without limiting the generality of this Guaranty, if a Lease Event of

Default shall have occurred and Trustee or Controlling Party shall be prevented by law from exercising its remedies (or any of them) under the Lease or any other Transaction Document, then such Person shall be entitled to receive hereunder from Guarantor with respect to the Guaranteed Obligations, upon demand therefor, the sums that would have otherwise been due from Lessee had such remedies been able to be exercised. Guarantor hereby unconditionally waives any requirement that, as a condition precedent to the enforcement of the obligations of Guarantor hereunder, Lessee or all or any one or more of any other guarantor of any of the Guaranteed Obligations be joined as parties to any proceedings for the enforcement of any provisions of this Guaranty. Without limiting the generality of the foregoing, Guarantor hereby waives any requirement that Trustee or any Beneficiary protect, secure, effect or insure any security interest or lien or any property subject thereto or exhaust any right to take any action against any person or any collateral (including any rights relating to marshaling of assets).

         (d) In the event that the Lease or any other Transaction Document shall be terminated, modified or in any way affected as a result of the rejection or disaffirmance thereof by any trustee, receiver, liquidator, agent or other representative of Lessee or any of the property of Lessee in any assignment for the benefit of creditors or in any bankruptcy, insolvency, reorganization, arrangement, readjustment, liquidation, dissolution or similar proceeding, Guarantor's obligations hereunder shall continue to the same extent as if the Lease or such Transaction Document had not been so rejected or disaffirmed. Guarantor shall and does hereby waive all rights and benefits which might accrue to it by reason of any such assignment or proceeding and Guarantor agrees that it is and shall be liable for the full amount of the Guaranteed Obligations irrespective of and without regard to any modification, limitation or discharge of liability of Lessee that may result from or in connection with any such assignment or proceeding. Moreover, as described in Section 10 of the Master Lease, it is the intention of Lessee and Owner that for financial accounting purposes the Master Lease with respect to the Operating Lease Properties, but not Capital Lease Properties constitutes an "operating lease" pursuant to pursuant to SFAS 13, as amended, and for purposes of bankruptcy and federal, state and local income tax law, the transaction contemplated thereby is a financing arrangement. Lessee and Owner further intend that Lessee shall be treated as owner of the Leased Properties for income tax purposes and shall be entitled to all deductions for depreciation thereof. Accordingly, Lessee's obligations under the Transaction Documents, and Guarantor's obligations under this Guaranty, are intended by the parties to legally constitute unconditional debt obligations, not lease obligations, and the Guaranteed Obligations shall not be subject to any defenses or limitations applicable to lease obligations, but not debt obligations, including, without limitation, any requirement that Owner mitigate its damages through reletting the Leased Properties, or any limitation imposed by Section 502(b)(6) and 506(b) of the Bankruptcy Code, whether the debtor in the bankruptcy case is Lessee or Guarantor.

         (e) Guarantor shall pay all costs, expenses and damages incurred (including, without limitation, reasonable attorneys' fees and expenses) in connection with (i) any action or appeal to enforce the obligations of Lessee under the Lease or any other Transaction Document, and (ii) any action to enforce the obligations of Guarantor under this Guaranty.

         Section 2. Agreements of Guarantor. Guarantor agrees, for the benefit of each Beneficiary that:

         (a) Estoppel Certificates. During the term of the Lease, Guarantor shall promptly, but in no event later than ten (10) days after request by Trustee or any Beneficiary execute, acknowledge and deliver to Trustee or such Beneficiary, as the case may be, or to any prospective transferee thereof, a certificate stating that this Guaranty is unmodified and in full force and effect (or if there have been modifications, that this Guaranty is in full force and effect as modified, and identifying the modification thereto).

         (b) Merger, Etc. Guarantor shall comply with the provisions of Section
9.10 of the Participation Agreement, which provisions are incorporated herein by this reference, and shall cause any surviving entities of Guarantor to comply with such provisions.

         Section 3. Subrogation. Notwithstanding anything to the contrary in this Guaranty, during the term of this Guaranty, Guarantor shall have no rights (direct or indirect) of subrogation, contribution, reimbursement, indemnification or other rights of payment or recovery from any person or entity (including, without limitation, the Lessee) for any payments made by the Guarantor hereunder, and Guarantor hereby waives (but only for the duration of the term of this Guaranty) any such rights of subrogation, contribution, reimbursement, indemnification and other rights of recovery which they may have or hereafter acquire during the term of this Guaranty.

         Section 4. Waiver; Guaranty Absolute and Unconditional. Guarantor irrevocably waives any and all notice of (a) the creation, renewal, extension or accrual of any of the Guaranteed Obligations, (b) notice of or proof of reliance by Trustee or Beneficiaries upon this Guaranty or acceptance of this Guaranty, and (c) any amendment, waiver or modification of the Lease or any other Transaction Document; the Guaranteed Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred in reliance upon this Guaranty; and all dealings between Lessee or Guarantor, on the one hand, and Trustee and Beneficiaries, on the other hand, shall likewise be conclusively presumed to have been had or consummated in reliance upon this Guaranty. Guarantor waives notice of the acceptance of this Guaranty and of the performance or nonperformance by Lessee, demand for payment from Lessee or any other Person, notice of nonpayment or failure to perform on the part of Lessee, diligence, presentment, protest, dishonor and, to the fullest extent permitted by law, all other demands or notices whatsoever, other than the request for payment or performance hereunder. The obligations of Guarantor shall be absolute and unconditional and shall remain in full force and effect until satisfaction of all of the Guaranteed Obligations, and without limiting the generality of the foregoing shall not be released, discharged or otherwise affected by the existence of any claims, set-off defense or other rights that Guarantor may have at any time and from time to time against Trustee or any Beneficiary, whether in connection herewith or any unrelated transactions.

         Section 5. Reinstatement. This Guaranty shall continue to be effective, or reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Guaranteed Obligations (i) is rescinded or must otherwise be restored or returned by any Beneficiary upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of Lessee or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, Lessee or any substantial part of its property, or otherwise, all as though such payments had not been made, or (ii) is returned to Lessee by reason of a decree, moratorium or other sovereign act of any Governmental Authority.

         Section 6. Assignment of Guaranty. Any Beneficiary may assign, and create a security interest in, any or all of its rights hereunder to and for the benefit of any other Beneficiary or any transferee or assignee of its interest in the Transaction Documents. Guarantor acknowledges and agrees that the Beneficiaries (and their permitted assignees) may rely on this Guaranty in connection with the making available of their commitments under the Transaction Documents.

         Section 7. Term of Guaranty. This Guaranty shall continue in full force and effect and shall not be discharged until such time as all of the Guaranteed Obligations shall be indefeasibly paid or satisfied in full and all the agreements of Lessee and Guarantor hereunder and under the Lease and the other Transaction Documents shall have been duly performed in full. Indefeasible payment or performance of all of the Guaranteed Obligations by Lessee shall satisfy the obligation of Guarantor hereunder.

         Section 8. Paragraph Headings. The paragraph headings used in this Guaranty are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

         Section 9. No Waiver; Cumulative Remedies. Trustee and Controlling Party shall not, by any act (except by a written instrument pursuant to Paragraph 10 hereof), delay, indulgence, omission or otherwise, be deemed to have waived any right or remedy hereunder or any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of Trustee or Controlling Party of any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by Trustee or Controlling Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which such Person, or any other Beneficiary would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law.

         Section 10. Waivers and Amendments; Successors and Assigns. None of the terms or provisions of this Guaranty may be waived, amended, supplemented or otherwise modified, except by a written instrument executed by Guarantor and Controlling Party. This Guaranty shall be binding upon and inure to the benefit of Guarantor, Trustee, Beneficiaries and their respective successors and assigns.

         Section 11. Notices. All notices provided for or required under the terms and provisions hereof shall be in writing, and shall be given in the manner and shall be effective as provided in the Participation Agreement.

         Section 12. Survival. All representations and warranties made in writing by Guarantor herein shall survive the execution and delivery of this Guaranty regardless of any investigation made by any Beneficiary or any other Person.

         Section 13. Severability. Any provision of this Guaranty that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or any provision in the Lease or any other Transaction Document, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable any provision hereof in any other jurisdiction.

         Section 14. Integration. This Guaranty represents the agreement of the Guarantor with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by Trustee or any Beneficiary or Guarantor relative to the subject matter hereof not expressly set forth herein.

         SECTION 15. VENUE; GOVERNING LAW. THIS GUARANTY AND THE RIGHTS AND GUARANTEED OBLIGATIONS OF GUARANTOR UNDER THIS GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF ILLINOIS. GUARANTOR AGREES THAT AT THE SOLE ELECTION OF CONTROLLING PARTY ANY SUIT, ACTION OR PROCEEDING BROUGHT BY CONTROLLING PARTY AGAINST GUARANTOR IN CONNECTION WITH OR ARISING OUT OF THIS GUARANTY MAY BE BROUGHT IN ANY FEDERAL OR STATE COURT IN COOK COUNTY, ILLINOIS, AND GUARANTOR WAIVES PERSONAL SERVICE OF ALL PROCESS UPON IT AND CONSENTS THAT SERVICE OF PROCESS MAY BE MADE BY MAIL OR MESSENGER DIRECTED TO IT AT THE ADDRESS SET FORTH IN THE PARTICIPATION AGREEMENT, AND THAT SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED UPON THE EARLIER OF ACTUAL RECEIPT AND THREE (3) DAYS AFTER THE SAME SHALL HAVE BEEN POSTED TO GUARANTOR'S ADDRESS. NOTHING HEREIN CONTAINED SHALL AFFECT ANY BENEFICIARY'S RIGHT TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING ANY SUIT, ACTION OR PROCEEDING AGAINST GUARANTOR OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION.

         SECTION 16. WAIVERS OF JURY TRIAL. GUARANTOR AND, BY ITS ACCEPTANCE HEREOF, TRUSTEE AND BENEFICIARIES HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS GUARANTY AND FOR ANY COUNTERCLAIM THEREIN.

         IN WITNESS WHEREOF, the undersigned has caused this Guaranty to be duly executed and delivered as of the date first above written.

                              GUARANTOR:

                              ALTERRA HEALTHCARE CORPORATION


                              By:  /s/ Mark W. Ohlendorf
                                   --------------------------------------------
                                   Name:   Mark W. Ohlendorf
                                         --------------------------------------
                                   Title:  Senior Vice President
                                         --------------------------------------